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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Amendment No. 2 to Registration Statement No. 333-26407 on Form S-3 of Outdoor Systems, Inc. of our report dated March 21, 1997, except for Note 10 as to which the date is May 1, 1997, on our audits of the financial statements of National Advertising Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 appearing in the Prospectus, which is part of this Registration Statement.


     We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

COOPERS & LYBRAND L.L.P.
Chicago, Illinois


May 20, 1997